UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Materials Pursuant to sec. 240.14a-12

New Senior Investment Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

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ADDITIONAL INFORMATION FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 28, 2020

The following Notice of Change of Location relates to the proxy statement of New Senior Investment Group Inc., a Delaware corporation (“New Senior”), dated April 13, 2020, furnished to shareholders of New Senior in connection with the solicitation of proxies by the Board of Directors of New Senior for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 28, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 28, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

55 West 46 Street, Suite 2204

New York, NY 10036

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2020

Dear Fellow Shareholders:

Due to the public health impact of the novel coronavirus (“COVID-19”) pandemic, various travel and shelter in place restrictions and out of concern for the health and well-being of all attendees, NOTICE IS HERBY GIVEN that the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of New Senior Investment Group Inc. (“New Senior”) will be held on May 28, 2020, at 8:00 a.m., Eastern Time, solely via a live online webcast. Shareholders will not be able to attend the Annual Meeting in person.

As described in the previously distributed proxy materials for the Annual Meeting, shareholders of record as of April 3, 2020, the record date, are entitled to participate in the Annual Meeting. To attend and participate in the Annual Meeting, shareholders must register in advance at http://www.viewproxy.com/senior/2020/ (the “Meeting Registration Website”) prior to the deadline of 11:59 p.m. EST on May 25, 2020. Upon completing registration, eligible participants will receive further instructions via email, including unique links that will allow such eligible participants to access the Annual Meeting. Shareholders may vote and submit questions during the Annual Meeting.

It is important that you read the proxy materials previously distributed and New Senior encourages you to vote your common stock promptly in advance of the Annual Meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials that have been previously distributed will not be updated to reflect the change in location. You may continue to use the proxy card to vote your common stock in connection with the Annual Meeting.

By Order of the Board of Directors,

Lori B. Marino

Corporate Secretary

The Annual Meeting on May 28, 2020 at 8:00 a.m. Eastern Time is available at http://www.viewproxy.com/senior/2020/ for those who have registered in advance. The proxy materials, 2019 Annual Report to Shareholders and 2019 Form 10-K are available at www.newseniorinv.com. Additionally, you may access our proxy materials at www.proxyvote.com.